                    CHASE MANHATTAN MARINE OWNER TRUST 1997-A
                            MONTHLY SERVICER'S REPORT


                                          Settlement Date          9/30/2003
                                          Determination Date       10/9/2003
                                          Distribution Date       10/15/2003


I.      All Payments on the Contracts                                                                                 1,354,368.46
II.     All Liquidation Proceeds on the Contracts with respect to Principal                                              57,707.97
III.    Repurchased Contracts                                                                                                 0.00
IV.     Investment Earnings on Collection Account                                                                             0.00
V.      Servicer Monthly Advances                                                                                        18,038.23
VI.     Distribution from the Reserve Account                                                                            28,417.84
VII.    Deposits from the Pay-Ahead Account (including Investment Earnings)                                                 896.17
VIII.   Transfers to the Pay-Ahead Account                                                                               (1,356.81)

IX.     Less:  Investment Earnings distributions
          (a)  To Sellers with respect to the Collection Account                                                              0.00
          (b)  To Sellers with respect to the Pay-Ahead Account                                                              (0.59)
X.      Deposits in error 0.00 Total available amount in Collection Account                                          $1,458,071.27
                                                                                                                     ==============


DISTRIBUTION AMOUNTS                                                  Cost per $1000
--------------------------------------------                          --------------

1.    (a) Class A-1 Note Interest Distribution                                                      0.00
      (b) Class A-1 Note Principal Distribution                                                     0.00
          Aggregate Class A-1 Note Distribution                        0.00000000                                      0.00

2.    (a) Class A-2 Note Interest Distribution                                                      0.00
      (b) Class A-2 Note Principal Distribution                                                     0.00
          Aggregate Class A-2 Note Distribution                        0.00000000                                      0.00

3.    (a) Class A-3 Note Interest Distribution                                                      0.00
      (b) Class A-3 Note Principal Distribution                                                     0.00
          Aggregate Class A-3 Note Distribution                        0.00000000                                      0.00

4.    (a) Class A-4 Note Interest Distribution                                                      0.00
      (b) Class A-4 Note Principal Distribution                                                     0.00
          Aggregate Class A-4 Note Distribution                        0.00000000                                      0.00

5.    (a) Class A-5 Note Interest Distribution                                                      0.00
      (b) Class A-5 Note Principal Distribution                                                     0.00
          Aggregate Class A-5 Note Distribution                        0.00000000                                      0.00

6.    (a) Class A-6 Note Interest Distribution                                                      0.00
      (b) Class A-6 Note Principal Distribution                                                     0.00
          Aggregate Class A-6 Note Distribution                        0.00000000                                      0.00

7.     (a) Class B Note Interest Distribution                                                  39,189.28
       (b) Class B Note Principal Distribution                                              1,280,452.46
           Aggregate Class B Note Distribution                       123.91002254                              1,319,641.74

8.     (a) Class C Note Interest Distribution                                                  98,822.83
       (b) Class C Note Principal Distribution                                                      0.00
           Aggregate Class C Note Distribution                         5.70833312                                 98,822.83

9.    Servicer Payment
       (a)  Servicing Fee                                                                      10,146.67
       (b)  Reimbursement of prior Monthly Advances                                            29,460.03
               Total Servicer Payment                                                                             39,606.70

10.  Deposits to the Reserve Account                                                                                   0.00

Total Distribution Amount from Collection Account                                                             $1,458,071.27
                                                                                                              ==============

Reserve Account distributions to Sellers

      (a)  Amounts to the Sellers
            (Chase USA) from Excess Collections                                                     0.00
      (b)  Amounts to the Sellers (Chase Manhattan
            Bank) from Excess Collections                                                           0.00
      (c)  Distribution from the Reserve Account
             to the Sellers(Chase USA)                                                              0.00
      (d)  Distribution from the Reserve Account
             to the Sellers(Chase Manhattan Bank)                                                   0.00
               Total Amounts to Sellers(Chase
                 USA & Chase Manhattan Bank)                                                                           0.00
                                                                                                              ==============

Payahead Account distributions to Sellers

      (a)  Distribution from the Payahead Account
             to the Sellers(Chase USA)                                                              0.30
      (b)  Distribution from the Payahead Account
             to the Sellers(Chase Manhattan Bank)                                                   0.29
               Total Amounts to Sellers(Chase
                  USA & Chase Manhattan Bank)                                                                           0.59
                                                                                                               ==============


                 INTEREST
--------------------------------------------

1.   Current Interest Requirement
        (a) Class A-1 Notes    @            5.845%                                                  0.00
        (b) Class A-2 Notes    @            6.028%                                                  0.00
        (c) Class A-3 Notes    @            6.140%                                                  0.00
        (d) Class A-4 Notes    @            6.250%                                                  0.00
        (e) Class A-5 Notes    @            6.420%                                                  0.00
        (f) Class A-6 Notes    @            6.500%                                                  0.00
     Aggregate Interest on Class A Notes                                                                                  0.00
        (g) Class B Notes @                 6.680%                                                                   39,189.28
        (h) Class C Notes @                 6.850%                                                                   98,822.83


2.   Remaining Interest Shortfall
        (a) Class A-1 Notes                                                                         0.00
        (b) Class A-2 Notes                                                                         0.00
        (c) Class A-3 Notes                                                                         0.00
        (d) Class A-4 Notes                                                                         0.00
        (e) Class A-5 Notes                                                                         0.00
        (f) Class A-6 Notes                                                                         0.00
        (g) Class B Notes                                                                           0.00
        (h) Class C Notes                                                                           0.00


3.   Total Distribution of Interest                            Cost per $1000
                                                            ----------------------
        (a) Class A-1 Notes                                      0.00000000                         0.00
        (b) Class A-2 Notes                                      0.00000000                         0.00
        (c) Class A-3 Notes                                      0.00000000                         0.00
        (d) Class A-4 Notes                                      0.00000000                         0.00
        (e) Class A-5 Notes                                      0.00000000                         0.00
        (f) Class A-6 Notes                                      0.00000000                         0.00
      Total Aggregate Interest on Class A Notes                                                                           0.00
        (g) Class B Notes                                        3.67974460                                          39,189.28
        (h) Class C Notes                                        5.70833312                                          98,822.83



                 PRINCIPAL
--------------------------------------------

                                                                No. of Contracts
                                                                ----------------
1.   Amount of Stated Principal Collected                                                     287,917.19
2.   Amount of Principal Prepayment Collected                          36                     883,727.18
3.   Amount of Liquidated Contract                                      3                     108,808.09
4.   Amount of Repurchased Contract                                     0                           0.00

       Total Formula Principal Distribution Amount                                                                 1,280,452.46

5. Principal Balance before giving effect to
      Principal Distribution                                                             Pool Factor
                                                                                         -----------
        (a) Class A-1 Notes                                                                0.0000000                      0.00
        (b) Class A-2 Notes                                                                0.0000000                      0.00
        (c) Class A-3 Notes                                                                0.0000000                      0.00
        (d) Class A-4 Notes                                                                0.0000000                      0.00
        (e) Class A-5 Notes                                                                0.0000000                      0.00
        (f) Class A-6 Notes                                                                0.0000000                      0.00
        (g) Class B Notes                                                                  0.6610320              7,039,990.66
        (h) Class C Notes                                                                  1.0000000             17,312,029.25


6.   Remaining Principal Shortfall
        (a) Class A-1 Notes                                                                                               0.00
        (b) Class A-2 Notes                                                                                               0.00
        (c) Class A-3 Notes                                                                                               0.00
        (d) Class A-4 Notes                                                                                               0.00
        (e) Class A-5 Notes                                                                                               0.00
        (f) Class A-6 Notes                                                                                               0.00
        (g) Class B Notes                                                                                                 0.00
        (h) Class C Notes                                                                                                 0.00


7. Principal Distribution                                  Cost per $1000
                                                          ----------------
        (a) Class A-1 Notes                                   0.00000000                                                      0.00
        (b) Class A-2 Notes                                   0.00000000                                                      0.00
        (c) Class A-3 Notes                                   0.00000000                                                      0.00
        (d) Class A-4 Notes                                   0.00000000                                                      0.00
        (e) Class A-5 Notes                                   0.00000000                                                      0.00
        (f) Class A-6 Notes                                   0.00000000                                                      0.00
        (g) Class B Notes                                    120.23027793                                             1,280,452.46
        (h) Class C Notes                                     0.00000000                                                      0.00


8. Principal Balance after giving effect to
     Principal Distribution                                                           Pool Factor
                                                                                      -----------
        (a) Class A-1 Notes                                                            0.0000000                              0.00
        (b) Class A-2 Notes                                                            0.0000000                              0.00
        (c) Class A-3 Notes                                                            0.0000000                              0.00
        (d) Class A-4 Notes                                                            0.0000000                              0.00
        (e) Class A-5 Notes                                                            0.0000000                              0.00
        (f) Class A-6 Notes                                                            0.0000000                              0.00
        (g) Class B Notes                                                              0.5408017                      5,759,538.20
        (h) Class C Notes                                                              1.0000000                     17,312,029.25



                 POOL DATA
--------------------------------------------
                                                                               No. of           Aggregate
                                                                              Contracts     Principal Balance
                                                                              ---------     ------------------

1. Pool Stated Principal Balance as of                  9/30/2003              902           23,071,567.45

2. Delinquency Information                                                                                         % Delinquent

              (a) 31-59 Days                                                     17               419,931.80          1.820%
              (b) 60-89 Days                                                      4                91,500.02          0.397%
              (c) 90-119 Days                                                     1               124,533.03          0.540%
              (d) 120 Days +                                                      0                     0.00          0.000%

3.   Contracts Repossessed during the Due Period                                  0                     0.00

4.   Current Repossession Inventory                                               0                     0.00

5. Aggregate Net Losses for the preceding Collection Period
       (a)  Aggregate Principal Balance of Liquidated Receivables                 3               108,808.09
       (b)  Net Liquidation Proceeds on any Liquidated Receivables                                 57,707.97
                                                                                               --------------
       Total Aggregate Net Losses for the preceding Collection Period                                                 51,100.12

6.   Aggregate Losses on all Liquidated Receivables (Year-To-Date)                                                   263,667.16

7.   Aggregate Net Losses on all Liquidated Receivables (Life-To-Date)           599                               5,358,103.05

8.   Weighted Average Contract Rate of all Outstanding Contracts                                                         8.951%

9.   Weighted Average Remaining Term to Maturity of all Outstanding Contracts                                           101.213


             TRIGGER ANALYSIS
--------------------------------------------

1.  (a)  Average 60+ Delinquency Percentage                                 1.524%
    (b)  Delinquency Percentage Trigger in effect ?                                      NO

2.  (a)  Average Net Loss Ratio                                             0.038%
    (b)  Net Loss Ratio Trigger in effect ?                                              NO
    (c)  Net Loss Ratio (using ending Pool Balance)                         0.171%

3.  (a)  Servicer Replacement Percentage                                    0.110%
    (b)  Servicer Replacement Trigger in effect ?                                        NO



               MISCELLANEOUS
--------------------------------------------

1.    Monthly Servicing Fees                                                                                             10,146.67

2.    Servicer Advances                                                                                                  18,038.23

3.    (a)  Opening Balance of the Reserve Account                                                                     5,256,535.62
      (b)  Deposits to the Reserve Account                                                                 0.00
      (c)  Investment Earnings in the Reserve Account                                                  2,533.20
      (d)  Distribution from the Reserve Account                                                     (28,417.84)
      (e)  Ending Balance of the Reserve Account                                                                      5,230,650.98

4.    Specified Reserve Account Balance                                                                               5,325,240.59

5.    (a)  Opening Balance in the Pay-Ahead Account                                                                       1,747.25
      (b)  Deposits to the Pay-Ahead Account from the Collection Account                               1,356.81
      (c)  Investment Earnings in the Pay-Ahead Account                                                    0.59
      (d)  Transfers from the Pay-Ahead Account to the Collection Account                               (896.17)
      (e)  Ending Balance in the Pay-Ahead Account                                                                        2,208.48
